[DESCRIPTION]  EXHIBIT 23(a)
               CONSENT OF INDEPENDENT ACCOUNTANTS

[letterhead of Coopers & Lybrand]

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report dated March 4, 1998 with respect to the consolidated balance sheets of Fahnestock Viner Holdings Inc. for the years ended December 31, 1997 and 1996 and the consolidated statements of operations, cash flows and retained earnings for each of the years in the three year period ended December 31, 1997 included in the 1997 Annual Report on Form 10-K.

/s/Coopers & Lybrand
Chartered Accountants

Toronto, Canada
March 30, 1998.